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[Investors Bank & Trust Company Letterhead]


                                                                   July 15, 1999

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  The PanAgora Institutional Funds
                Form N-SAR
                1940 Act File No. 811-7464
                1933 Act File No. 33-57740

Ladies and Gentlemen:

Please be advised that the Trustees of The PanAgora Institutional Funds (the "Trust") exercised their authority pursuant to Section 8.2 of the Trust's Declaration of Trust to terminate and liquidate the PanAgora Asset Allocation Fund and the PanAgora International Equity Fund (each a "Fund," and together, the "Funds"), each a series of the Trust. The termination was effective April 30, 1998.
Please note that the Trust will be filing its Form N-8F shortly.

Should you have any questions, please telephone the undersigned at (617) 330-6335 or Susan Mosher at (617) 330-6413.

                                                               Very truly yours,



                                                              /s/Andrew S. Josef
                                                           Andrew S. Josef, Esq.
                                                          Secretary of the Trust